EXHIBIT 12.4

                          WEST TEXAS UTILITIES COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                            (Thousands Except Ratio)
                                   (Unaudited)

Operating Income                                                       $ 46,565

Adjustments:
  Income taxes                                                            4,558
  Provision for deferred income taxes                                     9,725
  Deferred investment tax credits                                        (1,321)
  Other income and deductions                                               492
   Allowance for borrowed and equity funds
      used during construction                                            1,082
                                                                        -------
        Earnings                                                       $ 61,101
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Fixed Charges:
  Interest on long-term debt                                            $20,027
  Interest on short-term debt and other                                   5,048
                                                                        -------
        Fixed Charges                                                  $ 25,075
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Ratio of Earnings to Fixed Charges                                         2.44
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